UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 5, 2014 (February 27, 2014)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, Steven F. Leer, Chairman of the Board of Directors of Arch Coal, Inc. (the “Company”) notified the Company that he intends to retire from the Board of Directors of the Company, effective April 24, 2014.  The retirement is not related to any disagreement between Mr. Leer and the Company.  Mr. Leer serves on the Company’s Finance Committee and Energy and Environmental Policy Committee

On February 27, 2014, Mr. Paul A. Lang , Executive Vice President and Chief Operating Officer of the Company, was appointed Director of the Company.   Mr. Lang will serve on the Finance Committee and the Energy and Environmental Policy Committee.  Mr. Lang has served as our Executive Vice President and Chief Operating Officer since April 2012 and as our Executive Vice President - Operations from August 2011 to April 2012.  Mr. Lang served as Senior Vice President - Operations from 2006 through August 2011, as President of Western Operations from 2005 through 2006 and President and General Manager of Thunder Basin Coal Company from 1998 to 2005.  Mr. Lang is a director of Advanced Emissions Solutions, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2014	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President – Law, General Counsel and Secretary